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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 1, 2002



                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)

           LOUISIANA                        0-23383                      72-1395273
 (State or other jurisdiction      (Commission File Number)           (I.R.S. Employer
       of incorporation)                                             Identification No.)


                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On June 20, 2002, OMNI Energy Services Corp.'s stockholders approved an amendment to OMNI's Articles of Incorporation effecting a one-for-three reverse split of OMNI's common stock. The amendment was approved by the holders of 73% of the issued and outstanding shares of OMNI's common stock. The reverse split was effective as of the close of business on Tuesday, July 2, 2002. As a result of the reverse stock split, every three shares of OMNI's old common stock will be converted into one share of OMNI's new common stock. Fractional shares resulting from the reverse stock split will be settled by cash payment.

         OMNI's new common stock began trading on the New York Stock Exchange on December 4, 1997. OMNI's new common stock continues to be traded under the symbol OMNI. A new CUSIP number has been issued for OMNI's new common stock ("68210T 20 8") to distinguish stock certificates issued after the effective date of the reverse stock split. OMNI's old CUSIP number was 68210T 10 9.

         All stockholders holding physical stock certificates are required to surrender their old stock certificates in exchange for new stock certificates. OMNI's stockholders should not send their stock certificates to the Company. Stockholders will be notified by OMNI's transfer agent, American Stock Transfer and Trust Company, regarding the process for exchanging existing stock certificates representing pre-split shares. Options to purchase OMNI's common stock will be adjusted in accordance with their terms to reflect the reverse stock split.

         The full text of OMNI's press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1 Press Release dated July 2, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OMNI ENERGY SERVICES CORP.


                                        By:    /s/ BURTON T. ZAUNBRECHER
                                            -----------------------------------
                                               Burton T. Zaunbrecher
                                               Chief Operating Officer


Date:    July 3, 2002
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